UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2015

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of the Company approved an Executive Long-Term Incentive Plan (“ELTIP”) for fiscal 2015, pursuant to the 2014 Stock Incentive Plan of Magnetek, Inc., utilizing restricted stock award grants to certain designated management employees of the Company, including the following executive officers of the Company: Peter M. McCormick, President and Chief Executive Officer, Marty J. Schwenner, Vice President and Chief Financial Officer, Hungsun S. Hui, Vice President Operations, Michael J. Stauber, Vice President, Corporate Controller and Chief Accounting Officer and Scott S. Cramer, Vice President, General Counsel and Corporate Secretary.  The grant date of the restricted stock awards is March 17, 2015.  In general, the number of shares of restricted stock that each person will receive in the aggregate will be based upon a percentage of base salary ranging from 40% to 75% and will be allocated between performance-based stock awards in the range of 50% to 70% and restricted stock awards in the range of 30% to 50%.  Restricted stock awards vest in full after three years from the grant date subject to continuous employment with the Company. Vesting of the performance-based stock awards is based upon achievement of the Company's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") metric measured over the three-year cumulative period for fiscal year 2015 through fiscal year 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 19, 2015

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer